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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                                          % Owned                   State/Foreign Incorporation
- --------------------------------------------      --------------------------------      ----------------------------------

Vancouver Hong Kong                               100%                                  Canada
   Properties Ltd.

America & China Business                          100%                                  Canada
   and Development Inc.

Heng Fai Management Inc.                          100%                                  British Virgin Islands

Heng Fai China & Asia                             100%                                  Hong Kong
   Industries Limited

Heng Fai China                                    100%                                  Hong Kong
   Industries Limited

Worldwide Container                               100%                                  Hong Kong
   Company Limited

Heng Fai China Industries                         100%                                  Hong Kong
   Acquisition Limited

Greatly Hong Kong Limited                         100%                                  Hong Kong

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